Exhibit 99.2

Tremor Video, Inc.

Unaudited Pro Forma Consolidated Financial Statements

On August 7, 2017, Tremor Video, Inc. (the “Company”) and ScanScout, Inc. (the “Subsidiary”) completed the sale to Taptica Ltd. (“Buyer”), an affiliate of Taptica International Ltd, of certain assets and certain liabilities primarily related to the Company’s buyer platform, through which buyers of digital video advertising are able to buy, optimize, and measure the effectiveness of their video advertising campaigns across internet connected devices and screens (the “Business”), pursuant to an Asset Purchase Agreement (“Buy Side Transaction”), by and between the Company, the Subsidiary and the Buyer, dated August 4, 2017.

The following unaudited pro forma consolidated statement of operations for the three-month period ended March 31, 2017, and the unaudited pro forma consolidated statements of operations for each of the years ended December 31, 2016, December 31, 2015 and December 31, 2014 are presented as if the Buy Side Transaction had occurred on January 1, 2014. The following unaudited consolidated balance sheet as of March 31, 2017 is presented as if the Buy Side Transaction had occurred on March 31, 2017.

The unaudited consolidated pro forma financial statements have been derived from historical financial statements prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and are presented based on information currently available. They are intended for informational purposes only and are not intended to represent the Company’s financial position or results of operations had the Buy Side Transaction and related events occurred on the dates indicated, or to project the Company’s financial performance for any future period. Beginning in the third quarter of fiscal 2017, the historical financial results attributable to the Buy Side Transaction for periods prior to the transaction will be reflected in the Company’s consolidated financial statements as discontinued operations.

The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with the following: (i) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K for the years ended December 31, 2016, December 31, 2015 and December 31, 2014 and (ii) the unaudited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-Q for the three months ended March 31, 2017.

The unaudited pro forma consolidated financial statements include information, statements, and assumptions that are or may be considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “may”, “should”, “will”, “expect”, “anticipate”, “continue”. “estimate”, “project”, “believe”, “plan”, or similar expressions. Statements that describe objectives, plans, or goals are also forward-looking statements. These forward-looking statements involve risks and uncertainties, and actual results may differ materially from those contemplated by the forward- looking statements due to, among others, the risks and uncertainties described under the heading “Risk Factors: in our Annual Report on Form 10-K for the year ended December 31, 2016. For any forward-looking statements contained herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company undertakes no obligation to update publicly or revise and forward-looking statements in light of new information or future events.

Tremor Video, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2017

(in thousands, except per share data)

	Tremor	Pro Forma		Tremor Continuing
	Historical (a)	Adjustments	Notes	Operations

Revenue	$41,400	$(35,261)	(b)	$6,139
Cost of revenue	22,023	(21,259)	(b)	764
Gross profit	19,377	(14,002)		5,375

Operating expenses:
Technology & development	5,661	(3,238)	(b)	2,423
Sales & marketing	13,053	(6,926)	(b)	6,127
General & administrative	5,083	(294)	(b)	4,789
Depreciation	1,269	(337)	(b)	932
Amortization	1,080	(991)	(b)	89
Mark to market	55	—		55
Total operating expenses	26,201	(11,786)		14,415

Loss from operations	(6,824)	(2,216)		(9,040)

Interest & other income, net:
Interest expense	(52)	—		(52)
Other income, net	25	—		25
Total interest and other income, net	(27)	—		(27)

Loss before provision for income taxes	(6,851)	(2,216)		(9,067)

Provision for income taxes	9	(19)	(c)	(10)

Net loss	$(6,860)	$(2,197)		$(9,057)

Weighted-average number of shares of common stock outstanding:	49,998,547	49,998,547		49,998,547

Net loss per share attributable to common stockholders:	$(0.14)	$(0.04)		$(0.18)

Tremor Video, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2016

(in thousands, except per share data)

	Tremor	Pro Forma		Tremor Continuing
	Historical ( a )	Adjustments	Notes	Operations
Revenue	$166,761	$(137,640)	(b)	$29,121
Cost of revenue	90,488	(88,277)	(b)	2,211
Gross profit	76,273	(49,363)		26,910

Operating expenses:
Technology & development	21,045	(13,951)	(b)	7,094
Sales & marketing	48,361	(26,218)	(b)	22,143
General & administrative	17,010	(920)	(b)	16,090
Depreciation	4,649	(1,232)	(b)	3,417
Amortization	4,524	(4,187)	(b)	337
Mark to market	1,263	—		1,263
Total operating expenses	96,852	(46,508)		50,344

Loss from operations	(20,579)	(2,855)		(23,434)

Interest & other income, net:
Interest expense	(129)	—		(129)
Other income, net	(123)	—		(123)
Total interest and other income, net	(252)	—		(252)

Loss before provision for income taxes	(20,831)	(2,855)		(23,686)

Provision for income taxes	116	48	(c)	164

Net loss	$(20,947)	$(2,903)		$(23,850)

Weighted-average number of shares of common stock outstanding:	52,279,738	52,279,738		52,279,738

Net loss per share attributable to common stockholders:	$(0.40)	$(0.06)		$(0.46)

Tremor Video, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2015

(in thousands, except per share data)

	Tremor	Pro Forma		Tremor Continuing
	Historical (a)	Adjustments	Notes	Operations

Revenue	$173,837	$(164,226)	(b)	$9,611
Cost of revenue	99,266	(98,321)	(b)	945
Gross profit	74,571	(65,905)		8,666

Operating expenses:
Technology & development	20,171	(15,274)	(b)	4,897
Sales & marketing	48,879	(35,180)	(b)	13,699
General & administrative	17,279	(1,193)	(b)	16,086
Depreciation	3,404	(1,390)	(b)	2,014
Amortization	4,940	(4,777)	(b)	163
Mark to market	22,665	(22,665)	(b)	—
Total operating expenses	117,338	(80,479)		36,859

Loss from operations	(42,767)	14,574		(28,193)

Interest & other income, net:
Interest expense	(10)	—		(10)
Other income, net	30	—		30
Total interest and other income, net	20	—		20

Loss before provision for income taxes	(42,747)	14,574		(28,173)

Provision for income taxes	483	(283)	(c)	200

Net loss	$(43,230)	$14,857		$(28,372)

Weighted-average number of shares of common stock outstanding:	51,684,397	51,684,397		51,684,397

Net loss per share attributable to common stockholders:	$(0.84)	$0.29		$(0.55)

Tremor Video, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except per share data)

	Tremor	Pro Forma		Tremor Continuing
	Historical (a)	Adjustments	Notes	Operations

Revenue	$159,487	$(159,487)	(b)	$—
Cost of revenue	101,673	(101,673)	(b)	—
Gross profit	57,814	(57,814)		—

Operating expenses:
Technology & development	16,992	(13,711)	(b)	3,281
Sales & marketing	42,623	(37,299)	(b)	5,324
General & administrative	14,712	(240)	(b)	14,472
Depreciation	1,840	(1,001)	(b)	839
Amortization	4,835	(4,835)	(b)	—
Total operating expenses	81,002	(57,086)		23,916

Loss from operations	(23,188)	(728)		(23,916)

Interest & other income, net:
Interest expense	(4)	—		(4)
Other income, net	46	—		46
Total interest and other income, net	42	—		42

Loss before provision for income taxes	(23,146)	(728)		(23,874)

Provision for income taxes	343	(342)	(c)	1

Net loss	$(23,489)	$(386)		$(23,875)

Weighted-average number of shares of common stock outstanding:	50,637,541	50,637,541		50,637,541

Net loss per share attributable to common stockholders:	$(0.46)	$(0.01)		$(0.47)

Tremor Video, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 2017

(in thousands)

	Tremor	Pro Forma		Tremor Continuing
	Historical	Adjustments	Notes	Operations
Assets
Current assets:
Cash and cash equivalents	$28,032	$27,400	(d)	$55,432
Accounts recievable, net of allowance for doubtful accounts	67,665	(44,107)	(e)	23,558
Secured promissory note	—	20,000	(d)	20,000
Prepaid expenses and other current assets	3,114	(729)	(e)	2,385
Total current assets	98,811	2,564		101,375

Property & equipment, net of accumulated depreciation	9,209	(2,387)	(e)	6,822
Intangible assets, net of accumulated amortization	5,933	(4,386)	(e)	1,547
Goodwill	10,871	(4,577)	(e)	6,294
Other assets	1,596	(303)	(e)	1,293
Total long - term assets	27,609	(11,653)		15,956
Total assets	$126,420	$(9,089)		$117,331

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$44,653	$19,947	(e)	$24,706
Deferred rent, short - term	880	(6)	(e)	874
Contingent consideration on acquisition, short term	3,517	—		3,517
Defered revenue	27	640	(e) (f)	667
Capital leases, short - term	352	(352)	(e)	—
Other current liabilities	100			100
Total current liabilities	49,529	(19,665)		29,864
Long term liabilities:
Deferred Revenue - long term	—	333	(f)	333
Deferred rent, long	5,778	(76)	(e)	5,702
Defered tax liabilities	446	—		446
Capital leases	668	(668)	(e)	—
Total liabilities	56,421	(20,076)		36,345
Stockholders’ equity:
Common stock	5			5
Treasury stock	(8,443)			(8,443)
Additional paid in capital	284,237			284,237
Accumulated other comprehensive loss	(245)			(245)
Accumulated deficit	(205,555)	10,987	(g)	(194,568)
Total stockholders’ equity	69,999	10,987		80,986
Total liabilities and stockholders’ equity	$126,420	$(9,089)		$117,331

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The Company’s historical consolidated financial statements have been adjusted in the unaudited consolidated pro forma financial statements to present events that are (i) directly attributable to the Buy Side Transaction, (ii) factually supportable and (iii) with respect to adjustments to the pro forma consolidated statement of operations, are expected to have a continuing impact on the Company’s consolidated results following the Buy Side Transaction. The pro forma consolidated statements of operations do not reflect the estimated gain on the sale of the Buy Side Transaction as it is not expected to have a continuing impact.

Transition Services Agreement

Pursuant to a Transition Services Agreement entered into and effective on the closing of the Buy Side Transaction, the Company will supply certain services to Taptica. No pro forma adjustments have been made associated with this agreement as services to be provided and related payments are not expected to have a continuing impact on our pro forma consolidated statement of operations. The terms of the Transition Services Agreement does not extend past six months.

Note 2. Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma consolidated financial statements:

(a)         Reflects the Company’s historical US GAAP consolidated financial statements, as reported, before pro forma adjustments related to the Buy Side Transaction.

(b)         Reflects the elimination of revenues and expenses representing the historical operating results of the Business. For each of the years ended December 31, 2016, December 31, 2015 and December 31, 2014 the Business was included in the consolidated results of operations in the Company’s respective Form 10-K’s filed for each of those years. For the three months ended March 31, 2017 the Business was included in the consolidated results of operations in the Company’s Form 10-Q as previously filed.

(c)          Includes the impact on the Company’s global consolidated estimated tax computation at the applicable statutory rate for the Business.

(d)         Reflects estimated net proceeds from the Buy Side Transaction representing the gross sale price of $50.0 million less certain transaction costs of $2.6 million. The pro forma adjustment is reflected as an increase to cash and cash equivalents of $27.4 million and an increase to secured promissory note of $20.0 million.

(e)          Represents the assets and liabilities that are adjusted to reflect the discontinued operations of the business.

(f)           Represents allocation of approximately $1.0 million of the cash received to deferred income relating to a licensing agreement entered into as part of the Asset Purchase Agreement that provides the Buyer the right to use the Tremor Video trademark for a period not to exceed 18 months. The fair value of the trademark license was included as part of the gross sales price. The Company expects to recognize this income over the license period.  The amount will be included in the statement of operations in the future, but is not reflected in the Pro Forma Consolidated Statement of Operations.

(g)          Represents the estimated effect on retained earnings from the gain, net of tax, on the sale of the Business.